UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2009
WCA Waste Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of of incorporation)	000-50808 (Commission File Number)	20-0829917 (IRS Employer Identification Number)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Registrant’s telephone number, including area code: (713) 292-2400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 — Completion of Acquisition or Disposition of Assets.
     As previously disclosed, on December 9, 2009 WCA Waste Corporation (the “Company”), WCA of Massachusetts, LLC, a Delaware limited liability company (“WCA Massachusetts”), WCA of Ohio, LLC, a Delaware limited liability company (“WCA Ohio” and, together with WCA Massachusetts and the Company, the “WCA Parties”) entered into a Equity Interest and Asset Purchase Agreement (the “Agreement”) with Live Earth LLC, an Ohio limited liability company (“Live Earth”), Champion City Recovery, LLC, a Massachusetts limited liability company (“CC”), Boxer Realty Redevelopment, LLC, a Massachusetts limited liability company (“BR”), Sunny Farms Landfill, LLC, an Ohio limited liability company (“SF”) and New Amsterdam & Seneca Railroad Company, LLC, an Ohio limited liability company (“NA” and, together with CC, BR and SF, the “Live Earth Companies”) on the other hand (Live Earth, together with the Live Earth Companies, the “Live Earth Parties”). A copy of the Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2009.
     On December 31, 2009, the WCA Parties and Live Earth Parties consummated the transactions contemplated by the Agreement. Pursuant to the Agreement, the WCA Parties acquired all of the outstanding equity interests of the Live Earth Companies and certain assets and related liabilities held by Live Earth that relate to the Live Earth Companies, including the Sunny Farms Landfill, a 457 acre site permitted to accept municipal solid waste, industrial waste and construction and demolition debris located in Seneca County, Ohio. Additional operations acquired from Live Earth included Champion City Recovery, a transfer station permitted to accept 1,000 tons a day located south of Boston, Massachusetts and a rail haul operation over the CSX rail line transporting waste from the east coast to Sunny Farms landfill. The landfill is currently averaging approximately 3,200 tons per day.
     The Agreement provided for the Company to pay, as acquisition consideration, $2,000,000 in cash, the repayment of $16,750,000 of indebtedness of the Live Earth Parties, the issuance of up to 5,555,556 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), which includes 3,555,556 shares to be issued at closing (the “Closing Shares”) and up to 2,000,000 shares of Common Stock that may be issued pursuant to certain earn-out provisions set forth in the Agreement (the “Earn-Out Shares”). The earn-out payments are based on the achievement of specified EBITDA targets for any four consecutive fiscal quarters from the closing date to December 31, 2012 as described in the Agreement. If on or before December 31, 2012, the acquired business achieves $6.25 million in EBITDA for any four consecutive fiscal quarters, then 1,555,556 of the Earn-Out Shares will be issued subject to the terms of the Agreement. If on or before December 31, 2012, the acquired business achieves $7.0 million in EBITDA for any four consecutive fiscal quarters, then 444,444 of the Earn-Out Shares will be issued subject to the terms of the Agreement.
     The Company and certain individuals affiliated with Live Earth have agreed to enter into a stockholders’ agreement by January 15, 2010 relating to the ownership rights of the Company’s common stock owned by them. Such agreement is to be negotiated, but it may include matters relating to the purchase and sale of the Company’s common stock and certain voting matters. In the event that the Company and these individuals fail to enter into a mutually agreeable stockholders’ agreement by January 15, 2010, Live Earth will return to the Company 222,222 of the Closing Shares issued to Live Earth pursuant to the Agreement.
     A copy of the press release describing the closing of the transactions is attached hereto as Exhibit 99.1.
Item 1.01 — Entry into a Material Definitive Agreement.
Tenth Amendment to Revolving Credit Agreement
     In connection with the consummation of the transactions contemplated by the Agreement, on December 31, 2009, the Company, Comerica Bank, in its capacity as administrative agent, and certain other lenders, entered into the Tenth Amendment to Revolving Credit Agreement (the “Amendment”) to amend the Revolving Credit Agreement dated July 5, 2006 (the “Credit Agreement”), by and between the Company, Comerica Bank as administrative agent and certain other lenders set forth therein, as previously amended. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended by the Amendment.
     The Amendment provided that Schedule 7.14 of the Credit Agreement was replaced with an updated Schedule 7.14 to reflect the current list of the Company’s subsidiaries following the consummation of the Live Earth Acquisition.
     The foregoing description of the material terms of the Amendment is not a complete statement of the rights and obligations with respect to the Credit Agreement. The above statements are qualified in their entirety by reference to the

Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.
Registration Rights Agreement
     In connection with the Agreement, the Company also entered into a Registration Rights Agreement dated December 31, 2009 (the “Registration Rights Agreement”) with certain individuals and entities (the “Stockholders”) acquiring the Common Stock (including both the Closing Shares and the Earn-Out Shares) pursuant to the terms of the Agreement. The Registration Rights Agreement gives the Stockholders piggyback registration rights whenever the Company proposes to register any of its stock or other securities under the Securities Act of 1933, as amended. In addition, the Registration Rights Agreement requires the Company to use its best efforts to cause any registration statement registering the Common Stock and any other shares of common stock issued in respect of such Common Stock (the “Registrable Shares”) to become effective as soon as possible and to keep such registration statement (together with any amendments) in effect until the contemplated distribution has been completed. The Company must also use commercially reasonably efforts to maintain its eligibility to file a registration statement on Form S-3 with the Commission until the Company’s obligations to register the Registrable Shares have been terminated. The Registration Rights Agreement will terminate upon the earliest of (a) four (4) years following the date of the Registration Rights Agreement, (b) the date on which no Stockholder holds any Registrable Shares, or (c) a Company Sale (as defined in the Registration Rights Agreement).
     The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Registration Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference into this Item 1.01.
Item 3.02 — Unregistered Sale of Equity Securities
     The information set forth in Item 2.01 hereof is incorporated by reference into this Item 3.02.
     The issuance and sale of the Closing Shares pursuant to the Agreement is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated under the Securities Act of 1933. The Company may be required to register the Common Stock issued pursuant to the Agreement, including the Earn-Out Shares which may be issued in the future, with the Commission in accordance with the terms of the Registration Rights Agreement which is described in Item 1.01 above and filed as exhibit 10.2 hereto.
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with a private transaction involving the purchase and sale of the Company’s common stock, which occurred on December 31, 2009, Ballard O. Castleman notified the Company that he was resigning, effective immediately, from the Board of Directors of the Company. For additional information regarding such private transaction, please see the Schedule 13D filed with the Commission on October 30, 2009 by Joseph E. LoConti, Daniel J. Clark, Gregory J. Skoda and Patricia A. Skoda, as Trustee of the Patricia A. Skoda Revocable Trust (SEC File No. 005-79924). Accordingly, the resignation of Mr. Castleman was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 7.01 — Regulation FD Disclosure
     On January 4, 2010, the Company issued a press release announcing that on December 31, 2009 it consummated the transactions contemplated by the Agreement, pursuant to which the WCA Parties acquired all of the outstanding equity interests of the Live Earth Companies and certain assets and related liabilities held by Live Earth that relate to the Live Earth Companies.
     A copy of the press release is furnished as Exhibit 99.1 to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and not “filed” for purposes of the Securities Exchange Act of 1934, as amended.
Item 9.01 — Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
10.1	Tenth Amendment to Revolving Credit Agreement dated December 31, 2009
10.2	Registration Rights Agreement dated December 31, 2009
99.1	Press Release dated January 4, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION
Date: January 5, 2010	/s/ Charles A. Casalinova
Charles A. Casalinova
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Tenth Amendment to Revolving Credit Agreement dated December 31, 2009
10.2	Registration Rights Agreement dated December 31, 2009
99.1	Press Release dated January 4, 2010